                     Clifton Savings Bancorp, Inc. Announces
                     ---------------------------------------
                               2nd Quarter Results
                               -------------------

         Clifton, New Jersey - November 1, 2006 -- Clifton Savings Bancorp, Inc. (NASDAQ: CSBK) (the "Company"), the holding company of Clifton Savings Bank, S.L.A. (the "Bank"), today announced the results of its operations for the three and six months ended September 30, 2006. Net income was $686,000 for the three months ended September 30, 2006, a decrease of $537,000, or 43.9%, as compared to $1.223 million for the three months ended September 30, 2005. Net income was $1.458 million for the six months ended September 30, 2006, a decrease of $1.044 million, or 41.7%, as compared to $2.501 million for the six months ended September 30, 2005. Net income decreased primarily due to the continuing effects of the flat yield curve on the Company's net interest margin and spread and the expense associated with stock options and awards. Both basic and diluted earnings per common share were $0.02 for the three months ended September 30, 2006, as compared to $0.04 for the three months ended September 30, 2005, and $0.05 for the six months ended September 30, 2006 as compared to $0.09 for the six months ended September 30, 2005. Dividends declared per common share were $0.05 for both the three months ended September 30, 2006 and 2005, and $0.10 for both the six months ended September 30, 2006 and 2005.

         Net interest income decreased $410,000, or 9.1%, for the three months ended September 30, 2006, to $4.10 million, as compared to $4.51 million for the three months ended September 30, 2005, reflecting an 11 basis point decrease in the net interest margin coupled with a decrease of $9.0 million in average net interest-earning assets. Average interest-earning assets decreased $34.0 million, or 4.1%, which consisted of decreases of $55.1 million in mortgage-backed securities, $5.6 million in investment securities, and $7.2 million in other interest-earning assets, partially offset by an increase of $33.9 million in loans. Loans increased primarily due to the redeployment of repayments of mortgage-backed securities, investment securities and cash and cash equivalents into higher yielding assets. Average interest-bearing liabilities decreased $25.0 million, or 3.9%, which consisted of a decrease of $17.9 million in borrowings coupled by a decrease of $7.1 million in interest-bearing deposits. Net interest margin decreased to 2.05% for the quarter ended September 30, 2006, from 2.16% for the quarter ended September 30, 2005. The net interest rate spread decreased 27 basis points to 1.27%, as the 44 basis point increase to 4.69% in the average yield earned on interest-earning assets was not sufficient to offset the 71 basis point increase to 3.42% in the average rate paid on interest-bearing liabilities. These increases in yields and costs reflect an increase in the short term interest rate environment that the Company continued to experience during the quarter ended September 30, 2006.

            Net interest income decreased $884,000, or 9.5%, for the six months ended September 30, 2006, to $8.378 million as compared to $9.262 million for six months ended September 30, 2005, reflecting a decrease of $7.8 million in net interest-earning assets coupled with a 16 basis point decrease in the net interest margin. Average interest-earning assets decreased $23.5 million, or 2.8%, which consisted of decreases of $57.3 million in mortgage-backed securities, $2.7 million in investment securities, and $3.5 million in other interest-earning assets, partially offset by an increase of $40.1 million in loans. Loans increased primarily due to the redeployment of repayments of mortgage-backed securities, investment securities and cash and cash equivalents into higher yielding assets. Average interest-bearing liabilities decreased $15.6 million, or 2.5%, which consisted of a decrease of $17.0 million in borrowed funds which were partially offset by an increase of $1.3 million in interest-bearing deposits. Net interest margin decreased to 2.08% for the six months ended September 30, 2006, from 2.24% for the six months ended September 30, 2005. The net interest rate spread decreased 30 basis points to 1.34%, as the 39 basis point increase to 4.62% in the average yield earned on interest-earning assets was not sufficient to offset the 69 basis point increase to 3.28% in the average rate paid on interest-bearing liabilities. These increases in yields and costs reflect an increase in the short term interest rate environment that the Company continued to experience during the six months ended September 30, 2006.

            The provision for loan losses recorded during the three months ended September 30, 2006 decreased $30,000 or 60.0% to $20,000 from $50,000 for the same period in 2005, and the provision recorded during the six months ended September 30, 2006 decreased $80,000 or 53.3% to $70,000 from $150,000 for the same period in 2005. The larger provisions in the prior periods were the result of a larger increase in the loan portfolio during those prior periods. The gross loan portfolio increased $24.2 million, or 6.0%, from $405.4 million at March 31, 2006 to $429.6 million at September 30, 2006. The previous year's six month increase in the gross loan portfolio was $44.4 million, or 12.5%. The majority of the increase for the six months ended September 30, 2006 was in one-to-four-family residential real estate loans, which increased $18.7 million, or 4.9% for the period. Non-performing loans decreased from $10,000 at March 31, 2006 (consisting of two one- to four-family residential real estate loans), to $0 at September 30, 2006. The percentage of non-performing loans to total loans has been consistently low, remaining under 0.01% to total gross loans at both period ends.

         Non-interest expense increased $496,000 or 19.3%, to $3.061 million for the three months ended September 30, 2006 as compared to $2.565 million for the three months ended September 30, 2005. Non-interest expense increased over the period primarily as a result of a $398,000, or 28.9% increase in salaries and employee benefits and a $170,000, or 134.8% increase in directors' compensation, partially offset by a decrease of $54,000, or 14.2% in miscellaneous expenses. Non-interest expense increased $876,000 or 16.7%, to $6.122 million for the six months ended September 30, 2006 as compared to $5.246 million for the six months ended September 30, 2005. The larger changes were a $767,000 or 27.5% increase in salaries and employee benefits and a $335,000, or 128.9% increase in directors' compensation, partially offset by a $170,000 or 19.5% decrease in miscellaneous expenses. The increases in salaries and employee benefits and directors' compensation during both 2006 periods were largely due to the granting of stock options and awards to employees and directors in 2005, pursuant to the Company's 2005 Equity Incentive Plan. The expense of these options and awards for the quarter ended September 30, 2006 totaled $339,000 for employees and $150,000 for outside directors. The expense of these options and awards for the six months ended September 30, 2006 totaled $676,000 for employees and $299,000 for outside directors. The decrease in miscellaneous expenses during both 2006 periods was mainly attributable to the prior period expensing of previously capitalized costs relating to potential branch sites.

         The Company's total assets decreased $12.2 million, or 1.5%, to $822.7 million as of September 30, 2006, from $834.9 million at March 31, 2006. Net loans increased $25.1 million, or 6.2%, to $428.8 million at September 30, 2006 from $403.7 million at March 31, 2006, primarily due to strong origination volume, which more than offset repayment levels. Securities, including both available for sale and held to maturity issues, decreased $33.0 million, or 8.5%, to $354.9 million at September 30, 2006, from $387.9 million at March 31, 2006. Cash and cash equivalents decreased by $4.8 million, or 21.2 %, to $17.8 million at September 30, 2006 as compared to $22.6 million at March 31, 2006. The funds received from maturities and repayments of securities, along with cash and cash equivalents, were redeployed into higher yielding loans.

         Total liabilities decreased $7.0 million, or 1.1%, to $630.1 million at September 30, 2006, from $637.1 million at March 31, 2006. Deposits decreased $10.1 million, or 1.8%, from $572.0 million as of March 31, 2006 to $561.9 million at September 30, 2006, which was partially offset by an increase of $3.2 million, or 5.5% in borrowed funds, which had a balance of $61.1 million at September 30, 2006 as compared to $57.9 million at March 31, 2006. During the period ending September 30, 2006, net short-term borrowed funds increased $8.0 million to $8.0 million at September 30, 2006 from $0 at March 31, 2006. As of September 30, 2006, short-term borrowed funds consisted solely of a two month Federal Home Loan Bank of New York term advance at a fixed rate of 5.43%. During the period ending September 30, 2006, a $5.0 million one month Federal Home Loan Bank of New York short-term advance with a fixed rate of 5.46% was originated and repaid, while $4.7 million of long-term borrowings were repaid in accordance with their original terms.

            Total stockholders' equity decreased $5.0 million, or 2.5%, to $192.7 million at September 30, 2006 from $197.7 million at March 31, 2006. The decrease resulted primarily from the repurchase of 683,525 shares of Company common stock for $7.3 million and cash dividends paid of $1.22 million, partially offset by net income of $1.458 million, a net decrease in unrealized losses of $578,000 on the available for sale securities portfolios, ESOP shares committed to be released of $393,000, and $975,000 for stock options and awards earned under the 2005 Equity Incentive Plan.

         The Company is the holding company of the Bank, a New Jersey chartered savings and loan association headquartered in Clifton, New Jersey. The Bank operates a total of 10 full-service banking offices in northeast New Jersey. The Company's majority stockholder is Clifton MHC, a federally chartered mutual holding company.

         This release contains "forward-looking statements" which may describe future plans and strategies, including our expectations of future financial results. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. Factors that could affect our actual results include market interest rate trends, the general regional and national economic climate, our ability to control costs and expenses, actions by our competitors and federal and state regulation. As we have no control over these factors, they should be considered in evaluating any forward-looking statements and undue reliance should not be placed on such statements.


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

SELECTED  CONSOLIDATED FINANCIAL AND OTHER DATA


                                                         AT SEPTEMBER 30,     AT MARCH 31,
                                                    ---------------------------------------------------------
                                                            2006                2006            % Change
                                                    ---------------------  ----------------  ----------------
                                                             (Dollars in thousands)
FINANCIAL CONDITION DATA:
Total assets                                                   $822,716          $834,880            -1.46%
Loans receivable, net                                           428,797           403,682             6.22%
Cash and cash equivalents                                        17,847            22,623           -21.11%
Securities                                                      354,884           387,850            -8.50%
Deposits                                                        561,898           571,962            -1.76%
Borrowed funds                                                   61,128            57,874             5.62%
Total equity                                                    192,662           197,748            -2.57%

                                                                 SIX MONTHS
                                                             ENDED SEPTEMBER 30,
                                                    ---------------------------------------------------------
                                                            2006                2005            % Change
                                                    ---------------------  ----------------  ----------------
                                                              (Dollars in thousands)
OPERATING DATA:
Interest income                                                $ 18,594          $ 17,512             6.18%
Interest expense                                                 10,216             8,250            23.83%
                                                    ---------------------  ----------------
Net interest income                                               8,378             9,262            -9.54%
Provision for loan losses                                            70               150           -53.33%
                                                    ---------------------  ----------------
Net interest income after
   provision for loan losses                                      8,308             9,112            -8.82%
Noninterest income                                                  133               140            -5.00%
Noninterest expense                                               6,122             5,246            16.70%
                                                    ---------------------  ----------------
Earnings before income taxes                                      2,319             4,006           -42.11%
Total income taxes                                                  861             1,505           -42.79%
                                                    ---------------------  ----------------
Net earnings                                                   $  1,458          $  2,501           -41.70%
                                                    =====================  ================
Basic and diluted earnings per share                           $   0.05          $   0.09           -44.44%
                                                    =====================  ================

                                                                THREE MONTHS
                                                             ENDED SEPTEMBER 30,
                                                    ---------------------------------------------------------
                                                            2006                2005            % Change
                                                    ---------------------  ----------------  ----------------
                                                                 (Dollars in thousands)
OPERATING DATA:
Interest income                                                $  9,398          $  8,885             5.77%
Interest expense                                                  5,299             4,376            21.09%
                                                    ---------------------  ----------------
Net interest income                                               4,099             4,509            -9.09%
Provision for loan losses                                            20                50           -60.00%
                                                    ---------------------  ----------------
Net interest income after
   provision for loan losses                                      4,079             4,459            -8.52%
Noninterest income                                                   69                62            11.29%
Noninterest expense                                               3,061             2,564            19.38%
                                                    ---------------------  ----------------
Earnings before income taxes                                      1,087             1,957           -44.46%
Total income taxes                                                  401               734           -45.37%
                                                    ---------------------  ----------------
Net earnings                                                   $    686          $  1,223           -43.91%
                                                    =====================  ================
Basic and diluted earnings per share                           $   0.02          $   0.04           -50.00%
                                                    =====================  ================


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

                                                       AT OR FOR THE SIX                AT OR FOR THE THREE
                                                         MONTHS ENDED                      MONTHS ENDED
                                                         SEPTEMBER 30,                     SEPTEMBER 30,
                                                 ------------------------------   --------------------------------
                                                      2006           2005              2006              2005
                                                      ----           ----              ----              ----
PERFORMANCE RATIOS (1):
Return on average assets                                0.35%         0.59%              0.33%           0.57%
Return on average equity                                1.50%         2.47%              1.42%           2.43%
Interest rate spread (2)                                1.34%         1.64%              1.27%           1.54%
Net interest margin (3)                                 2.08%         2.24%              2.05%           2.16%
Noninterest expense to average assets                   1.48%         1.24%              1.49%           1.20%
Efficiency ratio (4)                                   71.93%        55.80%             73.44%          56.09%
Average interest-earning assets to
   average interest-bearing liabilities                 1.29x         1.30x              1.29x           1.30x
Average equity to average assets                       23.55%        23.84%             23.49%          23.57%
Basic/diluted earnings per share                       $0.05         $0.09              $0.02           $0.04
Dividends per share                                    $0.10         $0.10              $0.05           $0.05
Dividend payout ratio                                  83.68%        50.38%             87.61%          50.70%

CAPITAL RATIOS:
Tangible capital                                       17.64%        17.26%             17.64%          17.26%
Core capital                                           17.70%        17.30%             17.70%          17.30%
Risk-based capital                                     46.03%        47.91%             46.03%          47.91%

ASSET QUALITY RATIOS:
Allowance for loan losses as a percent of
   total gross loans                                    0.31%         0.31%              0.31%           0.31%
Allowance for loan losses as a percent of
   nonperforming loans                                   N/A       3205.13%               N/A         3205.13%
Net charge-offs to average outstanding
   loans during the period                              0.00%         0.00%              0.00%           0.00%
Nonperforming loans as a percent of
   total loans                                          0.00%         0.01%              0.00%           0.01%
Nonperforming assets as a percent of
   total assets                                         0.00%         0.00%              0.00%           0.00%

OTHER DATA:
Number of:
   Real estate loans outstanding                       2,336         2,255              2,336           2,255
   Deposit accounts                                   35,087        36,004             35,087          36,004
   Full service customer service facilities               10            10                 10              10

________________________________
(1)    Performance ratios are annualized.
(2) Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Represents net interest income as a percent of average interest-earning assets.
(4) Represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities.